Exhibit 4.1

EXECUTION COPY

THIRD SUPPLEMENTAL INDENTURE

between

WESTPAC BANKING CORPORATION

and

THE BANK OF NEW YORK MELLON

(as successor to The Chase Manhattan Bank)

as Trustee

Dated as of August 3, 2010

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of August 3, 2010 (the “Third Supplemental Indenture”), between WESTPAC BANKING CORPORATION (ABN 33 007 457 141), a company incorporated in the Commonwealth of Australia under the Corporations Act 2001 of Australia and registered in New South Wales (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as successor to The Chase Manhattan Bank, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and The Chase Manhattan Bank are parties to a Senior Indenture, dated as of July 1, 1999 (the “Base Indenture”), relating to the issuance from time to time by the Company of Securities in one or more series as therein provided;

WHEREAS, the Trustee has succeeded The Chase Manhattan Bank as trustee under the Base Indenture;

WHEREAS, the Company and the Trustee entered into the First Supplemental Indenture, dated as of August 27, 2009 (the “First Supplemental Indenture”), among other things, to supplement and amend certain provisions of the Base Indenture (the Base Indenture, as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Amended Base Indenture” and the Amended Base Indenture as further supplemented by this Third Supplemental Indenture, is referred to herein as the “Indenture”);

WHEREAS, Section 8.1(7) of the Amended Base Indenture provides that the Company may enter into a supplemental indenture to establish the forms or terms of Securities of any series as permitted by Sections 2.1 and 3.1 therein;

WHEREAS, in connection with the issuance of the 2013 Notes and the 2015 Notes (each as defined herein), the Company has duly authorized the execution and delivery of this Third Supplemental Indenture to establish the forms and terms of the 2013 Notes and the 2015 Notes as hereinafter described; and

WHEREAS, all conditions and requirements of the Amended Base Indenture necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                                General Definitions.  For purposes of this Third Supplemental Indenture:

(a)                                  Capitalized terms used herein without definition shall have the meanings specified in the Amended Base Indenture;

(b)                                 All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Amended Base Indenture; and

(c)                                  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE 2013 NOTES

Section 2.01                                Title of Securities.  There shall be a series of Securities of the Company designated the “2.10% Notes due August 2, 2013” (the “2013 Notes”).

Section 2.02                                Limitation of Aggregate Principal Amount.  The aggregate principal amount of the 2013 Notes shall initially be limited to US$1,000,000,000.  The Company may from time to time, without the consent of the Holders of the 2013 Notes, create and issue additional notes having the same terms and conditions as the 2013 Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon (“Additional 2013 Notes”).  Additional 2013 Notes issued in this manner will be consolidated with, and will form a single series with, the 2013 Notes, unless such Additional 2013 Notes will not be treated as fungible with the 2013 Notes for U.S. federal income tax purposes. The 2013 Notes and any such Additional 2013 Notes would rank equally and ratably.

Section 2.03                                Principal Payment Date.  The principal amount of the 2013 Notes Outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on August 2, 2013, which date shall be the Stated Maturity of the 2013 Notes.

Section 2.04                                Interest and Interest Rates.  The 2013 Notes will bear interest at a rate of 2.10% per year from August 3, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and interest on the 2013 Notes shall be payable semi-annually in arrears on February 2 and August 2 of each year, beginning on February 2, 2011 and ending on August 2, 2013, to the Holders of record on the preceding January 18 or July 18 (whether or not a Business Day), as the case may be.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period.  Any payment of principal, premium or interest required to be made on an Interest Payment Date that is not a Business Day shall be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after such Interest Payment Date to the date of payment on the next succeeding Business Day.  For purposes of the 2013 Notes , “Business Day” shall mean any calendar day that is not a Saturday, Sunday or legal holiday in New York, London or Sydney and on which commercial banks are open for business in New York, London and Sydney.

Section 2.05                                Place of Payment.  The Place of Payment where the 2013 Notes may be presented or surrendered for payment, where the 2013 Notes may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the 2013 Notes and the Indenture may be served initially shall be the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, City of New York.

Section 2.06                                Redemption.  The Company shall not have the right to redeem the 2013 Notes other than pursuant to Section 10.8 of the Amended Base Indenture.

Section 2.07                                No Sinking Fund. The 2013 Notes are not entitled to the benefit of any sinking fund.

Section 2.08                                Form.  The 2013 Notes shall be issued initially as Registered Securities (as defined in the Amended Base Indenture) in the form of one or more permanent notes in global form, without coupons, substantially in the form attached hereto as Exhibit A, deposited with The Bank of New York Mellon, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided.

Section 2.09                                Denomination.  The 2013 Notes shall be issuable only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The 2013 Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officers of the Company executing the same may determine with the approval of the Trustee.

Section 2.10                                Depositary.  The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Amended Base Indenture, and thereafter, “Depositary” shall mean or include such successor.

Section 2.11                                Defeasance; Discharge.  The provisions of Sections 4.3, 4.4, 4.5 and 4.6 of the Amended Base Indenture will apply to the 2013 Notes .

ARTICLE III

THE 2015 NOTES

Section 3.01                                Title of Securities.  There shall be a series of Securities of the Company designated the “3.00% Notes due August 4, 2015” (the “2015 Notes”).

Section 3.02                                Limitation of Aggregate Principal Amount.  The aggregate principal amount of the 2015 Notes shall initially be limited to US$2,000,000,000.  The Company may from time to time, without the consent of the Holders of the 2015 Notes, create and issue additional notes having the same terms and conditions as the 2015 Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon (“Additional 2015 Notes”).  Additional 2015 Notes issued in this manner will be consolidated with, and will form a single series with, the 2015 Notes, unless such Additional 2015 Notes will not be treated as fungible with the 2015 Notes for U.S. federal income tax purposes. The 2015 Notes and any such Additional 2015 Notes would rank equally and ratably.

Section 3.03                                Principal Payment Date.  The principal amount of the 2015 Notes Outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on August 4, 2015, which date shall be the Stated Maturity of the 2015 Notes.

Section 3.04                                Interest and Interest Rates.  The 2015 Notes will bear interest at a rate of 3.00% per year from August 3, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and interest on the 2015 Notes shall be payable semi-annually in arrears on February 4 and August 4 of each year, beginning on February 4, 2011 and ending on August 4, 2015, to the Holders of record on the preceding January 20 or July 20 (whether or not a Business Day), as the case may be.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period.  Any payment of principal, premium or interest required to be made on an Interest Payment Date that is not a Business Day shall be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after such Interest Payment Date to the date of payment on the next succeeding Business Day.  For purposes of the 2015 Notes, “Business Day” shall mean any calendar day that is not a Saturday, Sunday or legal holiday in New York, London or Sydney and on which commercial banks are open for business in New York, London and Sydney.

Section 3.05                                Place of Payment.  The Place of Payment where the 2015 Notes may be presented or surrendered for payment, where the 2015 Notes may be surrendered for registration of transfer or exchange and where notices and demand to or upon the

Company in respect of the 2015 Notes and the Indenture may be served initially shall be the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, City of New York.

Section 3.06                                Redemption.  The Company shall not have the right to redeem the 2015 Notes other than pursuant to Section 10.8 of the Amended Base Indenture.

Section 3.07                                No Sinking Fund. The 2015 Notes are not entitled to the benefit of any sinking fund.

Section 3.08                                Form.  The 2015 Notes shall be issued initially as Registered Securities (as defined in the Amended Base Indenture) in the form of one or more permanent notes in global form, without coupons, substantially in the form attached hereto as Exhibit B, deposited with The Bank of New York Mellon, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided.

Section 3.09                                Denomination.  The 2015 Notes shall be issuable only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The 2015 Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officers of the Company executing the same may determine with the approval of the Trustee.

Section 3.10                                Depositary.  The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Amended Base Indenture, and thereafter, “Depositary” shall mean or include such successor.

Section 3.11                                Defeasance; Discharge.  The provisions of Sections 4.3, 4.4, 4.5 and 4.6 of the Amended Base Indenture will apply to the 2015 Notes.

ARTICLE IV

MISCELLANEOUS

Section 4.01                                Integral Part; Effect of Supplement on Indenture.  This Third Supplemental Indenture constitutes an integral part of the Indenture.  The Amended Base Indenture shall remain in full force and effect as executed.

Section 4.02                                Adoption, Ratification and Confirmation.  The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.03                                Trustee Not Responsible for Recitals.  The recitals in this Third Supplemental Indenture shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or adequacy of this Third Supplemental Indenture.

Section 4.04                                Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.

Section 4.05                                Separability.  In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06                                Governing Law.  This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Third Supplemental Indenture as of the date first above written.

WESTPAC BANKING CORPORATION

By:	/s/ Manuela Adl
Name: Manuela Adl
Title: Chief Operating Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Joellen McNamara
Name: Joellen McNamara
Title: Senior Associate

EXHIBIT A

(FORM OF FACE OF NOTE)

[THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE IN GLOBAL FORM, SUBJECT TO THE FOREGOING.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

No. [•]	CUSIP No. 961214BM4
ISIN No. US961214BM40

WESTPAC BANKING CORPORATION

2.10% NOTE DUE AUGUST 2, 2013

WESTPAC BANKING CORPORATION, a company incorporated in the Commonwealth of Australia under the Corporations Act 2001 of Australia and registered in New South Wales (the “Company”), which term includes any successor corporation

(1)  Insert in Global Notes only

under the Indenture hereinafter referred to, for value received, hereby promises to pay to [•] or registered assigns, the principal sum of [•] (US$[•]) on August 2, 2013 (the “Stated Maturity”).  The Notes will bear interest at a rate of 2.10% per year from August 3, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and interest on the Notes shall be payable semi-annually in arrears on February 2 and August 2 of each year (each such date, an “Interest Payment Date”), beginning on February 2, 2011 and ending on August 2, 2013.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period.  Any payment of principal, premium or interest required to be made on an Interest Payment Date that is not a Business Day shall be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after such Interest Payment Date to the date of payment on the next succeeding Business Day.  For purposes hereof, “Business Day” shall mean any calendar day that is not a Saturday, Sunday or legal holiday in New York, London or Sydney and on which commercial banks are open for business in New York, London and Sydney.

Interest on this Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which in the case of the Notes shall be the close of business on January 18 or July 18 (whether or not a Business Day), as the case may be, at the office or agency maintained for such purpose pursuant to the Indenture; provided, however, that at the option of the Company, interest on this Note may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register or (ii) to a Holder of US$1,000,000 or more in aggregate principal amount of the Notes by wire transfer to an account maintained by the Person entitled thereto as specified in the Register.  Any interest on this Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall instead be payable to the Person in whose name this Note is registered on the Special Record Date or other specified date in accordance with the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this        day of                               , 2010.

WESTPAC BANKING CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

Dated:	By:
Authorized Signatory

(FORM OF REVERSE OF NOTE)

This Note is one of a duly authorized series of securities of the Company, issued and to be issued in one or more series under and pursuant to a Senior Indenture, dated as of July 1, 1999 (the “Base Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the First Supplemental Indenture, dated as of August 27, 2009, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Amended Base Indenture”), and as further supplemented by the Third Supplemental Indenture, dated as of August 3, 2010, between the Company and the Trustee (the “Third Supplemental Indenture”; the Amended Base Indenture, as further supplemented by the Third Supplemental Indenture, the “Indenture”), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  This Note is one of a series of securities designated on the face hereof (the “Notes”).  The Notes are issued pursuant to the Indenture and are limited in aggregate principal amount to US$1,000,000,000; provided, however, that the Company may from time to time, without the consent of the Holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon.  Additional notes issued in this manner will be consolidated with, and will form a single series with, the Notes, unless such additional notes will not be treated as fungible with the Notes for U.S. federal income tax purposes. The Notes and any such additional notes would rank equally and ratably.

In accordance with Section 10.8 of the Amended Base Indenture, pursuant to the procedure set forth in Article X of the Amended Base Indenture, the Notes may be redeemed at the option of the Company, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event (as defined herein) at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest to but excluding the Redemption Date; provided, however, that, if at the time there is available to the Company the opportunity to eliminate, within the 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the Company’s sole judgment has or will cause no adverse effect on the Company or any of its Subsidiaries or Affiliates and will involve no material cost, the Company will pursue that measure in lieu of redemption.  “Tax Event” means that the Company has requested and received an opinion of competent tax counsel to the effect that there has been (1) an amendment to, change in or announced proposed change in the laws or regulations under those laws of the Commonwealth of Australia or any political subdivision or authority thereof or therein; (2) a judicial decision interpreting, applying or clarifying those laws or regulations; (3) an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or (4) a threatened challenge asserted in connection with an audit of the Company, or any of its Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after July 26, 2010, following which there is more than an insubstantial risk that any payment on the Notes is, or will be, subject to withholding or deduction in respect of any taxes, assessments or other governmental charges.

Notice of any such redemption of the Notes will be given to Holders of the Notes at their addresses, as shown in the Register, not more than 60 nor less than 30 days prior to the date fixed for redemption, and otherwise in accordance with Article X of the Amended Base Indenture.

The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness evidenced by this Note upon compliance by the Company with certain conditions set forth therein.

If an Event of Default shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration become, due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.  The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, on behalf of all of the Holders of the Notes, to waive any Event of Default under the Indenture and its consequences, subject to Section 5.7 of the Amended Base Indenture.

In accordance with Section 9.8 of the Amended Base Indenture, all payments in respect of this Note shall be made without withholding or deduction for, or on account of, any taxes, assessments or other governmental charges (“relevant tax”) imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or authority in or of the Commonwealth of Australia, unless the withholding or deduction is required by law. In that event, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holder of this Note, after such withholding or deduction, will equal the amount that the Holder would have received in respect of this Note without such withholding or deduction.  However, the Company will pay no Additional Amounts for or on account of:

(1)  any relevant tax that would not have been imposed but for the fact that the Holder, or the beneficial owner, of this Note was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein other than merely holding this Note, or receiving payments under this Note;

(2)  any relevant tax that would not have been imposed but for the fact that the Holder, or the beneficial owner, of this Note presented this Note for payment in the Commonwealth of Australia, unless the Holder, or the beneficial owner, was required to present this Note for payment and it could not have been presented for payment anywhere else;

(3)  any relevant tax that would not have been imposed but for the fact that the Holder, or the beneficial owner, of this Note presented this Note for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the Holder or beneficial owner would have been entitled to the additional amounts on presenting this Note for payment on any day during that 30 day period;

(4)  any relevant tax that is an estate, inheritance, gift, sale, transfer, personal property or similar tax;

(5)  any relevant tax which is payable otherwise than by withholding or deduction;

(6)  any relevant tax that would not have been imposed if the Holder, or the beneficial owner, of this Note complied with the Company’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the Holder, or the beneficial owner, of this Note to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such relevant tax;

(7)  any relevant tax that would not have been imposed but for the Holder, or the beneficial owner, of this Note being an associate of the Company for purposes of section 128F(6) of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the “Australian Tax Act”);

(8)  any relevant tax that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such relevant tax is payable in circumstances where the Holder, or the beneficial owner, of this Note is a party to or participated in a scheme to avoid such relevant tax which the Company was not a party to;

(9)  any relevant tax that is imposed pursuant to European Council Directive 2003/48/EC (the “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive, or any agreement entered into by a Member State of the European Union with (A) any other state or (B) any relevant, dependent or associated territory of any Member State of the European Union providing for measures equivalent to, or the same as those provided for by such Directive; or

(10)  any combination of the foregoing.

In addition, the Company will pay no Additional Amounts to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment in respect of this Note to the extent such payment would, under the laws of the Commonwealth of Australia or any political subdivision or authority of or in the Commonwealth of Australia, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to Additional Amounts had it been the Holder of this Note.

Any reference in this Note to principal or interest shall be deemed to also refer to any Additional Amount that may be payable as provided above.

The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Outstanding Securities of each series adversely affected thereby to add any provisions to or to change or eliminate any provisions of the Indenture or any supplemental indenture or to modify the rights of the Holders of the Securities of such series, provided that, without the consent of the Holder of each such Security so affected, no such modification shall (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount of any Security or the rate of interest thereon, or change the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), or (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2 of the Amended Base Indenture, or (d) except to the extent provided in Section 8.1(9) of the Amended Base Indenture, make any change in Section 5.2, 5.7, 5.10 or 8.2 of the Amended Base Indenture except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived except with the consent of the Holders of each Outstanding Security affected thereby.  Any such consent given by the Holder of this Note shall be conclusive and binding upon such Holder and all future Holders of this Note and of any Notes issued on registration hereof, the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective time, at the rate and in the coin or currency herein prescribed.

Upon surrender for registration of transfer of this Note, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Note or Notes of like tenor and authorized denominations for an equal aggregate principal amount in exchange herefor, subject to the limitations provided in the Indenture.  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the person to whom interest is payable).

Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are to be authenticated and delivered.

No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.  By accepting a Note, each Holder agrees to the provisions of Section 1.13 of the Amended Base Indenture and waives and releases all such liability.  Such waiver and release shall be part of the consideration for the issue of the Notes.

The Notes of this series shall be issuable only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.  [This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture.](2)  At the option of the Holder, the Notes (except a Note in global form) may be exchanged for other Notes, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Notes to be exchanged at such office or agency.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

(2)  Insert in Global Notes only

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing  attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Your Signature:

By:

Date:

Signature Guarantee:

By:
(Participant in a Recognized Signature
Guaranty Medallion Program)

Date:

EXHIBIT B

(FORM OF FACE OF NOTE)

[THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE IN GLOBAL FORM, SUBJECT TO THE FOREGOING.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](3)

No. [•]	CUSIP No. 961214BN2
ISIN No. US961214BN23

WESTPAC BANKING CORPORATION

3.00% NOTE DUE AUGUST 4, 2015

WESTPAC BANKING CORPORATION, a company incorporated in the Commonwealth of Australia under the Corporations Act 2001 of Australia and registered in New South Wales (the “Company”), which term includes any successor corporation

(3)  Insert in Global Notes only

under the Indenture hereinafter referred to, for value received, hereby promises to pay to [•] or registered assigns, the principal sum of [•] (US$[•]) on August 4, 2015 (the “Stated Maturity”).  The Notes will bear interest at a rate of 3.00% per year from August 3, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and interest on the Notes shall be payable semi-annually in arrears on February 4 and August 4 of each year (each such date, an “Interest Payment Date”), beginning on February 4, 2011 and ending on August 4, 2015.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period.  Any payment of principal, premium or interest required to be made on an Interest Payment Date that is not a Business Day shall be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after such Interest Payment Date to the date of payment on the next succeeding Business Day.  For purposes hereof, “Business Day” shall mean any calendar day that is not a Saturday, Sunday or legal holiday in New York, London or Sydney and on which commercial banks are open for business in New York, London and Sydney.

Interest on this Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which in the case of the Notes shall be the close of business on January 20 or July 20 (whether or not a Business Day), as the case may be, at the office or agency maintained for such purpose pursuant to the Indenture; provided, however, that at the option of the Company, interest on this Note may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register or (ii) to a Holder of US$1,000,000 or more in aggregate principal amount of the Notes by wire transfer to an account maintained by the Person entitled thereto as specified in the Register.  Any interest on this Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall instead be payable to the Person in whose name this Note is registered on the Special Record Date or other specified date in accordance with the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this        day of                               , 2010.

WESTPAC BANKING CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

Dated:	By:
Authorized Signatory

(FORM OF REVERSE OF NOTE)

This Note is one of a duly authorized series of securities of the Company, issued and to be issued in one or more series under and pursuant to a Senior Indenture, dated as of July 1, 1999 (the “Base Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the First Supplemental Indenture, dated as of August 27, 2009, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Amended Base Indenture”), and as further supplemented by the Third Supplemental Indenture, dated as of August 3, 2010, between the Company and the Trustee (the “Third Supplemental Indenture”; the Amended Base Indenture, as further supplemented by the Third Supplemental Indenture, the “Indenture”), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  This Note is one of a series of securities designated on the face hereof (the “Notes”).  The Notes are issued pursuant to the Indenture and are limited in aggregate principal amount to US$2,000,000,000; provided, however, that the Company may from time to time, without the consent of the Holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon.  Additional notes issued in this manner will be consolidated with, and will form a single series with, the Notes, unless such additional notes will not be treated as fungible with the Notes for U.S. federal income tax purposes. The Notes and any such additional notes would rank equally and ratably.

In accordance with Section 10.8 of the Amended Base Indenture, pursuant to the procedure set forth in Article X of the Amended Base Indenture, the Notes may be redeemed at the option of the Company, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event (as defined herein) at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest to but excluding the Redemption Date; provided, however, that, if at the time there is available to the Company the opportunity to eliminate, within the 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the Company’s sole judgment has or will cause no adverse effect on the Company or any of its Subsidiaries or Affiliates and will involve no material cost, the Company will pursue that measure in lieu of redemption.  “Tax Event” means that the Company has requested and received an opinion of competent tax counsel to the effect that there has been (1) an amendment to, change in or announced proposed change in the laws or regulations under those laws of the Commonwealth of Australia or any political subdivision or authority thereof or therein; (2) a judicial decision interpreting, applying or clarifying those laws or regulations; (3) an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or (4) a threatened challenge asserted in connection with an audit of the Company, or any of its Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after July 26, 2010, following which there is more than an insubstantial risk that any payment on the Notes is, or will be, subject to withholding or deduction in respect of any taxes, assessments or other governmental charges.

Notice of any such redemption of the Notes will be given to Holders of the Notes at their addresses, as shown in the Register, not more than 60 nor less than 30 days prior to the date fixed for redemption, and otherwise in accordance with Article X of the Amended Base Indenture.

The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness evidenced by this Note upon compliance by the Company with certain conditions set forth therein.

If an Event of Default shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration become, due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.  The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, on behalf of all of the Holders of the Notes, to waive any Event of Default under the Indenture and its consequences, subject to Section 5.7 of the Amended Base Indenture.

In accordance with Section 9.8 of the Amended Base Indenture, all payments in respect of this Note shall be made without withholding or deduction for, or on account of, any taxes, assessments or other governmental charges (“relevant tax”) imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or authority in or of the Commonwealth of Australia, unless the withholding or deduction is required by law. In that event, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holder of this Note, after such withholding or deduction, will equal the amount that the Holder would have received in respect of this Note without such withholding or deduction.  However, the Company will pay no Additional Amounts for or on account of:

(1)          any relevant tax that would not have been imposed but for the fact that the Holder, or the beneficial owner, of this Note was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein other than merely holding this Note, or receiving payments under this Note;

(2)          any relevant tax that would not have been imposed but for the fact that the Holder, or the beneficial owner, of this Note presented this Note for payment in the Commonwealth of Australia, unless the Holder, or the beneficial owner, was required to present this Note for payment and it could not have been presented for payment anywhere else;

(3)          any relevant tax that would not have been imposed but for the fact that the Holder, or the beneficial owner, of this Note presented this Note for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the Holder or beneficial owner would have been entitled to the additional amounts on presenting this Note for payment on any day during that 30 day period;

(4)          any relevant tax that is an estate, inheritance, gift, sale, transfer, personal property or similar tax;

(5)          any relevant tax which is payable otherwise than by withholding or deduction;

(6)          any relevant tax that would not have been imposed if the Holder, or the beneficial owner, of this Note complied with the Company’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the Holder, or the beneficial owner, of this Note to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such relevant tax;

(7)          any relevant tax that would not have been imposed but for the Holder, or the beneficial owner, of this Note being an associate of the Company for purposes of section 128F(6) of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the “Australian Tax Act”);

(8)          any relevant tax that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such relevant tax is payable in circumstances where the Holder, or the beneficial owner, of this Note is a party to or participated in a scheme to avoid such relevant tax which the Company was not a party to;

(9)          any relevant tax that is imposed pursuant to European Council Directive 2003/48/EC (the “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive, or any agreement entered into by a Member State of the European Union with (A) any other state or (B) any relevant, dependent or associated territory of any Member State of the European Union providing for measures equivalent to, or the same as those provided for by such Directive; or

(10)    any combination of the foregoing.

In addition, the Company will pay no Additional Amounts to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment in respect of this Note to the extent such payment would, under the laws of the Commonwealth of Australia or any political subdivision or authority of or in the Commonwealth of Australia, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to Additional Amounts had it been the Holder of this Note.

Any reference in this Note to principal or interest shall be deemed to also refer to any Additional Amount that may be payable as provided above.

The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Outstanding Securities of each series adversely affected thereby to add any provisions to or to change or eliminate any provisions of the Indenture or any supplemental indenture or to modify the rights of the Holders of the Securities of such series, provided that, without the consent of the Holder of each such Security so affected, no such modification shall (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount of any Security or the rate of interest thereon, or change the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), or (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2 of the Amended Base Indenture, or (d) except to the extent provided in Section 8.1(9) of the Amended Base Indenture, make any change in Section 5.2, 5.7, 5.10 or 8.2 of the Amended Base Indenture except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived except with the consent of the Holders of each Outstanding Security affected thereby.  Any such consent given by the Holder of this Note shall be conclusive and binding upon such Holder and all future Holders of this Note and of any Notes issued on registration hereof, the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective time, at the rate and in the coin or currency herein prescribed.

Upon surrender for registration of transfer of this Note, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Note or Notes of like tenor and authorized denominations for an equal aggregate principal amount in exchange herefor, subject to the limitations provided in the Indenture.  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the person to whom interest is payable).

Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are to be authenticated and delivered.

No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.  By accepting a Note, each Holder agrees to the provisions of Section 1.13 of the Amended Base Indenture and waives and releases all such liability.  Such waiver and release shall be part of the consideration for the issue of the Notes.

The Notes of this series shall be issuable only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.  [This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture.](4)  At the option of the Holder, the Notes (except a Note in global form) may be exchanged for other Notes, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Notes to be exchanged at such office or agency.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

(4)  Insert in Global Notes only

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Your Signature:

By:

Date:

Signature Guarantee:

By:
(Participant in a Recognized Signature
Guaranty Medallion Program)

Date: